UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 23, 2026

ENERPAC TOOL GROUP CORP.
(Exact name of Registrant, as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

648 N. PLANKINTON AVE., 4TH FLOOR
MILWAUKEE, WISCONSIN 53203
Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
(Address of principal executive offices)

Registrant’s telephone number, including area code: (262) 293-1500

Former name or address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.20 per share	EPAC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 23, 2026, the Board of Directors of Enerpac Tool Group Corp. appointed Kevin J. Hagen as Principal Accounting Officer and Vice President and Global Controller. Mr. Hagen, age 46, has served as Vice President of Finance since joining the Company in June 2026. Prior to joining the Company, Mr. Hagen served as in various accounting and financial reporting roles with The Sherwin-Williams Company, serving sequentially as Vice President and Controller from January 2026, Vice President and Assistant Controller from January 2025, Senior Director, Global Reporting Analytics & Insights from July 2022, and Director, External Reporting from October 2019. Prior to joining The Sherwin-Williams Company, Mr. Hagen served in various roles of increasing responsibility with Signet Jewelers Limited from 2012, including serving as Vice President and Assistant Controller at the time of his departure. Mr. Hagen commenced his career with Deloitte & Touche LLP, including serving as an Audit Manager, and served in a similar role with Ciuni & Panichi, Inc., an Ohio-based certified public accounting firm. Mr. Hagen is a licensed Certified Public Accountant in the state of Ohio. He holds a Bachelor of Arts degree in Accounting and Finance from Clarke College.

On July 23, 2026, the Company notified Patrick J. Dawson that he will no longer serve as Principal Accounting Officer and Corporate Controller of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2026
ENERPAC TOOL GROUP CORP.

	By:	/s/ Noah Popp
Noah Popp
Executive Vice President, General Counsel, and Secretary